Exhibit 99

Vice Admiral Andrew Lewis Appointed as Board Member

Lewis’ Leadership Spans Over 36 Years of Distinguished Military Service

TULSA, OK / May 2, 2022 / (BUSINESS WIRE) Empire Petroleum (NYSE American: EP) ("Empire" or the "Company"), an oil and gas company with current producing assets in Texas, Louisiana, North Dakota, Montana and New Mexico, announced today the appointment of Vice Admiral Andrew Lewis as Board Member, effective immediately. Vice Admiral Lewis replaces Anthony Kamin, who has served Empire as a Director since December 2016 and recently as Co-Chairman of the Board.

Vice Admiral Andrew Lewis was raised in Los Altos, California, and is a 1985 graduate of the U.S. Naval Academy. He was designated a Naval Aviator in April 1987 and has flown over 100 combat missions, accumulating over 5,300 flight hours and 1,100 carrier landings.

Lewis previously served as the Deputy Chief of Naval Operations for Operations, Plans and Strategy, vice director for Operations, and director of Fleet Training at Fleet Forces Command. His command tours included Carrier Strike Group 12, Naval Strike and Air Warfare Center, Carrier Air Wing (CVW) 3, Strike Fighter Squadron (VFA) 106, and Strike Fighter Squadron (VFA) 15. In 2018, Lewis was named Commander of the U.S. Second Fleet and NATO Joint Force Command Norfolk.

Following retirement from a 36-year military career in 2021, Lewis joined Business Executives for National Security. As Senior Vice President of Policy and Projects, Vice Admiral Lewis has worked collaboratively with business executives and leaders in the federal government’s national security enterprise to apply best business practices in addressing the nation’s most pressing security challenges.

“The entire Board is thrilled to have Vice Admiral Lewis join us. His experience re-establishing the Second Fleet in 2018 has been said to have been the military equivalent of establishing two successful startup companies responsible for maritime security in the Atlantic and into the Arctic. His experience should prove invaluable to our Board,” said Tommy Pritchard, Chief Executive Officer.

“We want to thank Tony for being an integral part of the Company since 2016. He has been instrumental in the company’s tremendous growth and we truly appreciate his leadership. We wish Tony the very best in his future endeavors.”, said Mike Morrisett, President. “I also want to extend a warm welcome to Vice-Admiral Lewis as a new member of the Board of Directors.”

About Empire Petroleum

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in Texas, Louisiana, North Dakota, Montana and New Mexico. Management is focused on targeted acquisitions of proved developed assets with synergies with its existing portfolio of wells. More information about Empire can be found at www.empirepetrocorp.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2021, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and other risks and uncertainties related to the conduct of business by the Company.

View source version on businesswire.com: https://www.businesswire.com/news/home/20220502005472/en/

Contact Information

Empire:

Tommy Pritchard, CEO

Mike Morrisett, President

539-444-8002

Investor Relations:

Stephanie Prince

PCG Advisory

(646) 863-6341